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                                                                    EXHIBIT 21.1

                               ONEMAIN.COM, INC.

                             LIST OF SUBSIDIARIES



                                             State of Incorporation
Subsidiary Name                              of Organization
---------------                              ---------------


D&E Supernet, Inc.                           Delaware
FGINet, Inc.                                 Illinois
Horizon Internet Technologies, Inc.          Kansas
Internet Access Group, Inc.                  Florida
Internet Solutions, LLC                      Missouri
Internet Partners of America, LC             Arkansas
JPS.Net Corporation                          California
LebaNet, Inc.                                Pennsylvania
LightspeedNet, Inc.                          California
Midwest Internet L.L.C.                      Illinois
PalmNet USA, Inc.                            Florida
Southwind Internet Access, Inc.              Kansas
Sunlink, Inc.                                Pennsylvania
Superhighway, Inc., d/b/a IndyNet            Indiana
TGF Technologies, Inc.                       Vermont
United States Internet, Inc.                 Tennessee
ZoomNet, Inc.                                Ohio